Warburg, Pincus Equity Partners, L.P.
ZymoGenetics, Inc. (ZGEN)
March 7, 2008


                                  Exhibit 99.1

                  Joint Filers' Names and Addresses Information


 1.       Name:      Warburg Pincus & Co.
          Address:   466 Lexington Avenue
                     New York, New York 10017

 2.       Name:      Warburg Pincus Partners, LLC
          Address:   466 Lexington Avenue
                     New York, New York 10017

 3.       Name:      Warburg Pincus LLC
          Address:   466 Lexington Avenue
                     New York, New York 10017

 4.      Name:      Charles R. Kaye
         Address:   c/o Warburg Pincus LLC
                    466 Lexington Avenue
                    New York, New York 10017

 5.       Name:     Joseph P. Landy
          Address:  c/o Warburg Pincus LLC
                    466 Lexington Avenue
                    New York, New York 10017


             Designated Filer: Warburg, Pincus Equity Partners, L.P.
                Issuer & Ticker Symbol: ZymoGenetics, Inc. (ZGEN)
                 Date of Event Requiring Statement: March 7, 2008